EXHIBIT 23.7

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
509-838-5111
FAX 509-838-5114

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Zeolite Mining Corporation
Vancouver, BC
Canada

We consent to the use of our audit report dated September 25, 2001, on the financial statements of Zeolite Mining Corporation as of June 30, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-4 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

March 1, 2002